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                                                                   EXHIBIT 23(a)




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the prospectus constituting part of this Registration Statement on Form S-3 of our report dated January 23, 1995, which appears on page 24 of the 1994 Annual Report to Shareholders of Bemis Company, Inc., which is incorporated by reference in Bemis Company, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1994. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page 12 of such Annual Report on Form 10-K. We also consent to the references to us under the headings "Experts" and "Selected Consolidated Financial Information" in such Prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Consolidated Financial on Information".




/s/ Price Waterhouse LLP
Price Waterhouse LLP
Minneapolis, Minnesota
June 14, 1995